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                                                          Exhibit 99.1


                      [LETTERHEAD OF SUNGARD APPEARS HERE]

               May 31, 1996

               Michael J. Ruane          Internet
               (610) 341-8709            www.sungard.com


                      SunGard Data Systems Inc. To Acquire
                          NCS Financial Systems, Inc.


     Wayne, PA -- SunGard Data Systems Inc. announced today that it has entered into a definitive agreement to acquire NCS Financial Systems, Inc., a subsidiary of National Computer Systems, Inc. (Nasdaq: NLCS). The acquisition, which is subject to regulatory approval and other closing conditions, is expected to be finalized in July 1996.

     NCS Financial provides turnkey trust accounting and corporate trust systems to banks and other financial institutions. The company's major products include Trustware/(R)/ Series 7 and Series 11, trust accounting systems that are used by U.S. financial institutions, and BondMaster/(R)/, a recordkeeping product for corporate trustees. NCS Financial has approximately 350 employees at its principal locations in: Atlanta, Georgia; Cambridge, Massachusetts; Geneva, Switzerland; Huntsville, Alabama; and Wayne, Pennsylvania.

     SunGard will pay $95.0 million in cash to acquire NCS Financial Systems, which for its fiscal year ended January 31, 1996 had revenues and operating income of $58.1 million and $9.7 million, respectively. SunGard expects that a portion of the purchase price representing acquired in-process research and development will be charged to earnings during 1996 and that, except for the one-time charge, the acquisition will provide a positive contribution to SunGard's earnings.

     James L. Mann, chairman and chief executive officer of SunGard, stated, "This acquisition represents an exciting extension of our investment support systems business. NCS Financial Systems' trust management and corporate trust systems are fine additions to our product lines. Like SunGard, the company is organized around entrepreneurial business units focused on individual products. NCS Financial will become part of our Trust and Shareholder Systems Group, which is headed by Philip L. Dowd."

     Russell A. Gullotti, chairman, president and chief executive officer of National Computer Systems, added, "Given our strategic decision to sell NCS Financial Systems, we are very pleased that SunGard is the acquiror. SunGard is a very successful company with a fine reputation for quality service and careful attention to customer needs. The opportunity to share applications knowledge and technical expertise should enhance the product lines of both SunGard and NCS Financial Systems."
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     SunGard's business is computer service and application software.  The
     Company provides proprietary investment support systems, comprehensive computer disaster recovery services, and proprietary healthcare information systems. Its common stock is reported on The Nasdaq Stock Market and The London Stock Exchange under the symbol SNDT.

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 "Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

Statements about the Company's 1996 outlook and all other statements in this release other than historical facts are forward-looking statements. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. The Company derives most of its forward-looking statements from its operating budgets and forecasts which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, especially the timing and magnitude of software sales, the timing and scope of technological advances, the performance of recently acquired businesses, the prospects for future acquisitions, and the overall condition of the financial services industry. These factors, as and when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-K, a copy of which may be obtained from the Company without charge.
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                  This statement is available in the United Kingdom from SunGard
                  Systems Ltd., 10 Devonshire Square, London, EC2M 4YP